Exhibit 99.1

PRESS RELEASE For Immediate Release	CONTACT: Jill Swartz (949) 833-8252 Ext. 123 js@tnpre.com
TNP Strategic Retail Trust
Acquires Waianae Mall
IRVINE, Calif., (June 7, 2010) — TNP Strategic Retail Trust, Inc. (the “Company”), a publicly registered non-traded REIT that invests in grocery and drug-store anchored, multitenant necessity retail properties, announced today the acquisition of the Waianae Mall, a 92 percent occupied multitenant retail center, consisting of 11 buildings and approximately 170,275 square feet, located in Waianae, Hawaii, 32 miles northwest of Honolulu, Hawaii. The Company purchased the Waianae Mall for approximately $25.7 million, including assuming a 5.4 percent fixed rate first mortgage due by October 2015.
The property is anchored by a Long’s Drug Store and features nationally recognized retailers’ including Starbucks®, Pizza Hut™, SUBWAY®, RadioShack®, Payless ShoeSource®, Jamba Juice®, Goodyear and Fantastic Sams®.
“Waianae Mall is a perfect example of the type of prime real estate that our REIT is targeting. The loyalty of the tenants, strategic location and lack of competition all magnify the value in this rare fee-simple opportunity on the Island of Oahu,” said Thompson National Properties’ Director of Acquisitions, Charles J. Osbrink.
About TNP Strategic Retail Trust, Inc.
TNP Strategic Retail Trust, Inc. is a publicly registered non-traded REIT that invests in grocery and drug-store anchored, multitenant necessity retail properties, located primarily in the Western United States and real estate related assets, including investment in or origination of mortgage, mezzanine, bridge and other loans related to commercial real estate. As of June 4, 2010, TNP Strategic Retail Trust has issued 1,339,144 shares of common stock. Its Board of Directors has approved a 7 percent annual dividend, to be paid monthly starting in July 2010. For more information regarding TNP Strategic Retail Trust, please visit www.tnpsrt.com.
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Thompson National Properties, LLC
1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212
www.tnpre.com

About Thompson National Properties, LLC
Thompson National Properties, LLC (“TNP”) is an international real estate advisory company, specializing in the management and creation of real estate investment funds. TNP uses a variety of investment structures to fit the needs of its investors, which are designed specifically for both institutional and high net worth individual investors alike. Thompson National Properties is also a leader in both property and asset management and receivership services, a key element in any successful commercial real estate investment in today’s lender driven marketplace.
Headquartered in Irvine, California, Thompson National Properties was founded in April 2008 and has seven regional offices. As of June 7, 2010, Thompson National Properties manages a portfolio of 133 commercial properties, in 32 states, totaling more than 17.2 million square feet, on behalf of over 3,500 investor/owners with an overall purchase value of $2.3 billion dollars. Recently TNP expanded its operations to the Middle East to provide valuation and advisory services on over 2.3 million square feet of real estate in Saudi Arabia. For more information regarding Thompson National Properties, please visit www.tnpre.com.
Forward-looking statements
This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting the Company’s ability to acquire or sell real estate assets; national and local economic and business conditions; the Company’s ability to maintain sufficient liquidity and access capital markets; and the performance of real estate assets after they are acquired. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.
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Thompson National Properties, LLC
1900 Main Street, Suite 700 • Irvine, CA 92614 • T: (949) 833-8252 F: (949) 252-0212
www.tnpre.com